Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/A of our report dated January 26, 2005 relating to the consolidated financial statements and financial statement schedule of LG.Philips LCD Co., Ltd. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

July 13, 2005